SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

SOURCE GOLD CORP.
(Exact name of Company as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4264 Lady Burton Street Las Vegas, Nevada 89129
(Address of principal executive offices)

432-242-1325
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 9, 2016, the Board of Directors (sole director) of Source Gold Corp., a Nevada corporation (the “Company”), approved the authorization of a 1 for 1,500 reverse stock split of the Company’s outstanding shares of common stock.

On March 9, 2016, the Company obtained the written consent of a stockholder, Santa Rosa Resources, Inc. a Nevada corporation, holding 1,000 shares of the Company’s Series B Voting Preferred Stock, which is equal to 99% of the voting power of the Company’s outstanding capital stock as of March 9, 2016, to effect the reverse stock split.

Additionally, on March 9, 2016, the Board of Directors, along with Santa Rosa Resources, approved a name change for the Company.  Effective March 25, 2016, or such later date as all conditions and requirements to effectuate a name change are satisfied, the new name of the Company will be Golden Matrix Group, Inc.

The Company will prepare and file timely an Information Statement on Schedule 14C giving notice and disclosing the details of the reverse stock split.

The reverse stock split is anticipated to be effective at the close of business on March 25, 2016, or such later date as all conditions and requirements to effectuate such reverse stock split are satisfied, to the holders of those shares at the close of business on March 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE GOLD CORP.

Date: March 11, 2016
By: Anthony Brian Goodman
Anthony Brian Goodman
President & CEO